Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	October 26, 2018
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2018 THIRD QUARTER FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended September 30, 2018 and 2017:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended September 30, 2018, reported net income was $4.4 million, or $.32 per diluted share, as compared to $4.0 million, or $.29 per diluted share, during the third quarter of 2017.

As calculated on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”) for the three-month periods ended September 30, 2018 and 2017, our funds from operations (“FFO”) were $10.7 million, or $.78 per diluted share, during the third quarter of 2018, as compared to $10.5 million, or $.77 per diluted share, during the third quarter of 2017.

As a result of damage sustained in August 2017 from Hurricane Harvey, at certain of our properties located in Texas, our financial results for the three and nine-month periods ended September 30, 2017 included approximately $3.4 million of hurricane related expenses, and approximately $3.4 million of hurricane insurance recoveries. Our net operating income and FFO for the three and nine-month periods ended September 30, 2017, were unfavorably impacted by approximately $140,000, or $.01 per diluted share, as a result of the temporary closure of the hurricane impacted properties.

Consolidated Results of Operations - Nine-Month Periods Ended September 30, 2018 and 2017:

For the nine-month period ended September 30, 2018, our reported net income was $19.8 million, or $1.44 per diluted share, as compared to $39.6 million, or $2.91 per diluted share during the first nine months of 2017.

As reflected on the Supplemental Schedule, and as discussed below, our financial results for the nine-month period ended September 30, 2018, included $4.5 million of hurricane insurance recoveries in excess of property damage write-downs recorded in connection with damage sustained from Hurricane Harvey. Our financial results for the first nine months of 2017 included the hurricane related expenses and hurricane insurance recoveries, as discussed above, and a gain of $27.2 million recorded in connection with our purchase of the minority ownership interest in, and subsequent divesture of, the St. Mary’s Professional Office Building (“Arlington transaction”). Excluding these items from each respective period, and as calculated on the Supplemental Schedule, our adjusted net income was $15.2 million, or $1.11 per diluted share, during the nine-month period ended September 30, 2018 as compared to $12.4 million, or $.91 per diluted share, during the nine-month period ended September 30, 2017.

As also calculated on the Supplemental Schedule, our FFO were $34.2 million, or $2.49 per diluted share, during the first nine months of 2018, as compared to $31.7 million, or $2.33 per diluted share, during the first nine months of 2017.

Our net income and FFO for the nine-month period ended September 30, 2018 included a net favorable impact of approximately $1.3 million, or $.10 per diluted share, consisting of the following: (i) a favorable impact of approximately $1.7 million, or $.12 per diluted share, received in connection with a lease termination agreement entered into during the second quarter of 2018 on a single-tenant medical office building located in Texas (this agreement terminated a lease that was scheduled to expire in July, 2020), partially offset by; (ii) an unfavorable impact of approximately $400,000, or $.02 per diluted share, consisting of non-recurring repairs and remediation expenses incurred at one of our medical office buildings. Also included in our net income and FFO during the nine-month period ended September 30, 2018 was a favorable impact of approximately $1.2 million, or $.08 per diluted share, of business interruption insurance recoveries recorded in connection with damage sustained from Hurricane Harvey. Included in this amount, which covered the period of late August, 2017 through the second quarter of 2018 (after satisfaction of the applicable deductibles), was approximately $500,000, or $.04 per diluted share, related to 2017.

Dividend Information:

The third quarter dividend of $.67 per share, or $9.2 million in the aggregate, was declared on September 5, 2018 and paid on September 28, 2018.

Capital Resources Information:

In late March 2018, we entered into a credit agreement which provides for an unsecured, floating rate revolving credit facility in an aggregate principal amount of $300 million. As compared to our previous credit agreement, among other things, this agreement increased our borrowing capacity by $50 million (from $250 million) and decreased our effective interest rate spread (including commitment/facility fees) over the applicable underlying floating rate. The credit agreement has a scheduled maturity date of March 2022, however, we have the option to extend the maturity date for up to two additional six month periods.

At September 30, 2018, we had $195.0 million of borrowings outstanding pursuant to the terms of our $300 million credit agreement and $105.0 million of available borrowing capacity.

Hurricane Harvey Impact:

In late August 2017, five of our medical office buildings located in the Houston, Texas area incurred extensive water damage as a result of Hurricane Harvey. Until various times during the second quarter of 2018, these properties were temporarily closed and non-operational as we continued to reconstruct and restore them to an operational condition. As of June 30, 2018, reconstruction on all of the occupied space in these properties had been completed and operations resumed.

During 2018, pursuant to the terms of a global settlement with our commercial property insurance carrier, we received $5.5 million of additional insurance recovery proceeds bringing the aggregate hurricane-related insurance recoveries to $12.5 million. The aggregate insurance proceeds recoveries, which were net of applicable deductibles, covered substantially all of the costs incurred related to the remediation, repair and reconstruction of each of these properties as well business interruption recoveries for the lost income related to each of these properties during the period they were non-operational.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, rehabilitation hospitals, sub-acute care facilities, medical/office buildings, free-standing emergency departments and childcare centers. We have investments in sixty-nine properties located in twenty states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare and healthcare real estate industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A - Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2017 and in Item 2 – Forward-Looking Statements and Certain Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2018), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income and adjusted net income per diluted share (as reflected on the attached Supplemental Schedules), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on transactions and hurricane proceeds in excess of damaged property write-downs.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. FFO adjusts for the effects of gains, such as gains on transactions and hurricane recovery proceeds in excess of damaged property write-downs during the periods presented. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2017 and our report on Form 10-Q for the quarterly period ended June 30, 2018. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Nine Months Ended September 30, 2018 and 2017

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Base rental - UHS facilities	$4,184	$4,242	$12,547	$12,625
Base rental - Non-related parties	10,402	10,167	30,946	30,253
Bonus rental - UHS facilities	1,216	1,126	3,746	3,656
Tenant reimbursements and other - Non-related parties	2,715	2,440	9,330	6,872
Tenant reimbursements and other - UHS facilities	311	219	909	683
	18,828	18,194	57,478	54,089
Expenses:
Depreciation and amortization	6,232	6,321	18,630	18,761
Advisory fees to UHS	975	908	2,827	2,648
Other operating expenses	5,118	4,877	15,771	14,505
Hurricane related expenses	-	3,398	-	3,398
Hurricane insurance recoveries	-	(3,398)	-	(3,398)
Transaction costs	-	(19)	-	107
	12,325	12,087	37,228	36,021
Income before equity in income of unconsolidated limited liability companies ("LLCs"), interest expense, hurricane insurance recovery proceeds and gain	6,503	6,107	20,250	18,068
Equity in income of unconsolidated LLCs	351	384	1,205	1,959
Hurricane insurance recovery proceeds in excess of damaged property write-downs	-	-	4,535	-
Hurricane business interruption insurance recovery proceeds	-	-	1,162	-
Gain on Arlington transaction	-	-	-	27,196
Interest expense, net	(2,480)	(2,531)	(7,369)	(7,668)
Net income	$4,374	$3,960	$19,783	$39,555
Basic earnings per share	$0.32	$0.29	$1.44	$2.91
Diluted earnings per share	$0.32	$0.29	$1.44	$2.91

Weighted average number of shares outstanding - Basic and Diluted	13,726	13,621	13,721	13,595

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Three Months Ended September 30, 2018 and 2017

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	September 30, 2018		September 30, 2017
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,374	$0.32	$3,960	$0.29
Adjustments:
Plus: Hurricane related expenses	-	-	3,398	0.25
Less: Hurricane insurance recoveries	-	-	(3,398)	(0.25)
Subtotal adjustments to net income	-	-	-	-
Adjusted net income	$4,374	$0.32	$3,960	$0.29

Calculation of Funds From Operations (“FFO”)

	Three Months Ended		Three Months Ended
	September 30, 2018		September 30, 2017
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,374	$0.32	$3,960	$0.29
Plus: Depreciation and amortization expense:
Consolidated investments	6,065	0.44	6,189	0.46
Unconsolidated affiliates	254	0.02	302	0.02
FFO	$10,693	$0.78	$10,451	$0.77
Dividend paid per share		$0.670		$0.660

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the Nine Months Ended September 30, 2018 and 2017

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Nine Months Ended		Nine Months Ended
	September 30, 2018		September 30, 2017
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$19,783	$1.44	$39,555	$2.91
Adjustments:
Plus: Hurricane related expenses	-	-	3,398	0.25
Less: Hurricane insurance recovery proceeds in excess of damaged property write-downs	(4,535)	(0.33)	-	-
Less: Hurricane insurance recoveries	-	-	(3,398)	(0.25)
Less: Gain on Arlington transaction	-	-	(27,196)	(2.00)
Subtotal adjustments to net income	(4,535)	(0.33)	(27,196)	(2.00)
Adjusted net income	$15,248	$1.11	$12,359	$0.91

Calculation of Funds From Operations (“FFO”)

	Nine Months Ended		Nine Months Ended
	September 30, 2018		September 30, 2017
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$19,783	$1.44	$39,555	$2.91
Plus: Depreciation and amortization expense:
Consolidated investments	18,175	1.32	18,378	1.35
Unconsolidated affiliates	779	0.06	981	0.07
Less: Hurricane insurance recovery proceeds in excess of damaged property write-downs	(4,535)	(0.33)	-	-
Gain on Arlington transaction	-	-	(27,196)	(2.00)
FFO	$34,202	$2.49	$31,718	$2.33
Dividend paid per share		$2.005		$1.975

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2018	2017
Assets:
Real Estate Investments:
Buildings and improvements and construction in progress	$556,184	$546,634
Accumulated depreciation	(168,612)	(153,379)
	387,572	393,255
Land	53,396	53,142
Net Real Estate Investments	440,968	446,397
Investments in limited liability companies ("LLCs")	5,022	4,671
Other Assets:
Cash and cash equivalents	5,072	3,387
Base and bonus rent and other receivables from UHS	2,688	2,680
Rent receivable - other	7,121	6,422
Intangible assets (net of accumulated amortization of $26.6 million and $28.7 million, respectively)	18,317	20,559
Deferred charges and other assets, net	8,368	5,892
Total Assets	$487,556	$490,008
Liabilities:
Line of credit borrowings	$195,000	$181,050
Mortgage notes payable, non-recourse to us, net	65,311	75,359
Accrued interest	447	540
Accrued expenses and other liabilities	11,825	12,188
Tenant reserves, deposits and deferred and prepaid rents	11,618	10,310
Total Liabilities	284,201	279,447
Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2018 - 13,745,905; 2017 - 13,735,369	137	137
Capital in excess of par value	265,816	265,335
Cumulative net income	637,903	618,120
Cumulative dividends	(700,727)	(673,175)
Accumulated other comprehensive income	226	144
Total Equity	203,355	210,561
Total Liabilities and Equity	$487,556	$490,008